Exhibit 4(e)

                             SECRETARY'S CERTIFICATE


     The undersigned being duly elected and acting Assistant Secretary of NCT Group, Inc. (the "Company") hereby certifies that the following is true and correct copy of certain resolutions (the "Resolutions") unanimously adopted by the Board of Directors of the Company on February 1, 1999 and that said resolutions have not been modified, amended, revoked or rescinded and remain in full force and effect as of the date hereof.

     RESOLVED, that the termination or expiration dates of the warrants to purchase common stock of the Corporation previously granted to certain present and former members of the Board of Directors, officers and other employees of the Corporation described in Schedule A attached hereto be, and the same hereby are, extended for an additional five years from the date hereof;

     RESOLVED, that the shares of common stock of the Corporation reserved for issuance upon the exercise of the foregoing warrants be, and the same hereby are, continued to be reserved for such issuance during the five year extension period provided for the foregoing resolutions; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them with full power to act without the others hereby is authorized to take any and all actions which they may deem necessary or advisable (as conclusively presumed from the taking of such action) in order to carry out the intent and purpose of the foregoing resolutions.


                                    /s/ CY E. HAMMOND
                                    -------------------------------
                                        Cy E. Hammond,
                                        Assistant Secretary



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                                   Schedule A

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                                                        Old        New
              Exercise                               Expiration Expiration
Warrant No.    Price         Name           Shares      Date       Date
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BW-1-R         $0.75   John J. McCloy, II   862,500   12/31/99   2/01/04
BW-2-R         $0.75   Michael J. Parrella  862,500   12/31/99   2/01/04
BW-4-R         $0.75   Irene Lebovics       201,250   12/31/99   2/01/04
BW-9 BW-46     $0.75   Jay M. Haft          218,500   12/31/99   2/01/04
BW-41          $0.75   Cy E. Hammond         25,000   12/31/99   2/01/04
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